EXHIBIT 99-10
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                           Consent of Independent Auditors



          We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 20, 1995 accompanying the financial statements of The Manufacturers Life Insurance Company of America and to the use of our report dated February 6, 1995 accompanying the financial statements of Separate Account Three of The Manufacturers Life Insurance Company of America, in Post-Effective Amendment No. 5 to the Registration Statement No. 33-52310 on Form S-6 and related prospectus of Separate Account Three of The Manufacturers Life Insurance Company of America.



                                             /s/ERNST & YOUNG LLP
                                             ERNST & YOUNG LLP




          Philadelphia, Pennsylvania
          December 13, 1995
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